Exhibit 99.1

Heinz Anticipates Strong Third Quarter Results with Sales Growth of Approximately 14% and Operating Income Growth of Approximately 8% Driven by Innovation and Marketing

Heinz Narrows Full-Year EPS Forecast to Top End of Previously Announced Range to $2.60 to $2.62, a 9% to 10% Increase Over Last Year

PITTSBURGH--(BUSINESS WIRE)--H. J. Heinz Company (NYSE:HNZ) said today that it expects to report continued strong sales and profit momentum when it releases third-quarter results on February 26, 2008. Preliminary results include sales growth of approximately 14% and operating income growth of approximately 8%. This continued strong momentum gives Heinz confidence that it will achieve full-year EPS growth of 9% to 10% compared to last year.

Heinz expects third-quarter organic sales growth (volume plus price) of between 8% and 9%, driven by a volume increase of roughly 5%, and net pricing of more than 3%. The very strong organic results were led by the strength of the Heinz® brand, with organic sales up more than 9%. The anticipated organic sales figures in the third quarter represent the continuation of the Company’s strong organic sales growth over the past two years. For the quarter, foreign exchange is expected to contribute roughly 5% of growth.

The Company’s strong sales performance is broad-based, with each segment expecting to post positive organic sales growth. Heinz supported its strong brands and innovation initiatives with continued double-digit increases in both marketing and R&D investments.

Heinz operating income is expected to increase 8% for the quarter, driven by continuing momentum in North American Consumer Products, Europe, Asia/Pacific and the Rest of World, partially offset by the U.S. Foodservice business. Third quarter results are expected to include sustained high commodity cost inflation which Heinz is overcoming with higher net pricing, productivity gains, and favorable foreign exchange, reflecting Heinz’s diversified international scale, with 60% of sales generated outside of the U.S.

The Company anticipates third-quarter EPS of $0.67 to $0.68, reflecting a higher tax rate in the quarter of 31.5% to 32.5%, compared to the previous year rate of 26%. These results put Heinz on track to achieve its full-year targets including its plans to continue investing in commercial innovation and capability-building initiatives. The Company has narrowed its expected full-year EPS forecast to the top end of its previously announced range to $2.60 to $2.62, a 9% to 10% increase over last year.

The fiscal third quarter for Heinz ended on January 30, 2008.

SAFE HARBOR PROVISIONS FOR FORWARD-LOOKING STATEMENTS:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally identified by the words "will," "expects," "anticipates," "believes," "estimates" or similar expressions and include our expectations as to future revenue growth, earnings, capital expenditures and other spending, as well as anticipated reductions in spending. These forward-looking statements reflect management's view of future events and financial performance. These statements are subject to risks, uncertainties, assumptions and other important factors, many of which may be beyond Heinz's control, and could cause actual results to differ materially from those expressed or implied in these forward-looking statements. Factors that could cause actual results to differ from such statements include, but are not limited to:

  sales, earnings, and volume growth,
  general economic, political, and industry conditions,
  competitive conditions, which affect, among other things, customer preferences and the pricing of products, production, and energy costs, increases in the cost and restrictions on the availability of raw materials, including agricultural commodities and packaging materials, the ability to increase product prices in response, and the impact on profitability, the ability to identify and anticipate and respond through innovation to consumer trends, the need for product recalls,
  the ability to maintain favorable supplier relationships,
  currency valuations and interest rate fluctuations,
  changes in credit ratings and economic conditions and the impact of these factors on the cost of borrowing and access to capital markets, the ability to identify and complete and the timing, pricing, and success of acquisitions, joint ventures, divestitures, and other strategic initiatives, approval of acquisitions and divestitures by competition authorities and satisfaction of other legal requirements, the ability to successfully complete cost reduction programs and increase productivity, the ability to effectively integrate acquired businesses, new product and packaging innovations, product mix,
  the effectiveness of advertising, marketing, and promotional programs, supply chain efficiency,
  cash flow initiatives,
  risks inherent in litigation, including tax litigation, and international operations, particularly the performance of business in hyperinflationary environments, changes in estimates in critical accounting judgments and changes in laws and regulations, including tax laws, the success of tax planning strategies,
  the possibility of increased pension expense and contributions and other people-related costs, the potential adverse impact of natural disasters, such as flooding and crop failures, the ability to implement new information systems, and
  other factors described in “Risk Factors” and “Cautionary Statement Relevant to Forward-Looking Information” in the Company's Form 10-K for the fiscal year ended May 2, 2007.

The forward-looking statements are and will be based on management's then current views and assumptions regarding future events and speak only as of their dates. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by the securities laws.

ABOUT HEINZ: H. J. Heinz Company, offering “Good Food Every Day”TM is one of the world’s leading marketers and producers of healthy and convenient foods specializing in ketchup, sauces, meals, soups, snacks and infant nutrition. Heinz provides superior quality, taste and nutrition for all eating occasions whether in the home, restaurants, the office or “on-the-go.” Heinz is a global family of leading branded products, including Heinz® ketchup, sauces, soups, beans, pasta and infant foods (representing over one third of Heinz’s total sales), Ore-Ida® potato products, Weight Watchers® Smart Ones® entrees, Boston Market® meals, T.G.I. Friday’s® snacks, and Plasmon infant nutrition. Heinz is famous for its iconic brands on five continents, showcased by Heinz® ketchup, The World’s Favorite Ketchup®. Information on Heinz is available at www.heinz.com.

CONTACT:
H. J. Heinz Company
Media:
Ted Smyth, 412-456-5780
Michael Mullen, 412-456-5751
Michael.mullen@us.hjheinz.com
or
Investors:
Margaret Nollen, 412-456-1048